SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 14, 2014

GEOVAX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

(Address of principal executive offices) (Zip code)

(678) 384-7220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.  Except as required by law, the Registrant does not undertake to update its forward looking statements.

Item 1.01            Entry into a Material Definitive Agreement

On October 14, 2014, we entered into a letter agreement with Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. with respect to the payment to them of a warrant exercise fee of $0.075 per share for each share purchased upon exercise of Series A or Series C Common Stock Purchase Warrants (“Warrants”) held by them. Each of these parties holds Warrants to acquire an aggregate of 2,666,666 shares of our common stock. They agreed to exercise Warrants equal to 9.98% of the outstanding shares of GeoVax (1,588,000 shares each) upon execution of the letter (the “Minimum Purchase”).

The warrant exercise fee above will be paid three (3) business days after we receive the cash proceeds of the Minimum Purchase and within three (3) business days after we receive the cash proceeds from other Warrants exercised by them prior to the effective date of any notice of termination. We reserved the right to revoke this warrant exercise fee arrangement as to any unexercised Warrants upon five (5) business days’ notice.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.  A copy of the letter agreement is attached as an exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits

The following exhibit is filed with this Current Report:

10.1     Form of Letter Agreement dated October 14, 2014 providing for payment of a warrant exercise fee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2014

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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